UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2024

Li-Cycle Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Province of Ontario, Canada	001-40733	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Queens Quay West, Suite 590, Toronto, ON M5J IA7, Canada

(Address of principal executive offices, including zip code)

(877) 542-9253

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	LICY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2024, Li-Cycle Holdings Corp. (the “Company” or “Li-Cycle”) entered into certain amended and restated commercial agreements (the “Amended Commercial Agreements”) with its principal off-take partners, Glencore Ltd. (“Glencore”) and Traxys North America LLC (“Traxys”). The Amended Commercial Agreements establish the contractual framework for the sale of a mixed hydroxide precipitate, containing nickel, cobalt and manganese (“MHP”) from the Company’s hydrometallurgical processing plant under development in Rochester, New York (the “Rochester Hub”), pursuant to a revised scope being considered by the Company for the development of the Rochester Hub. The Amended Commercial Agreements also include amendments that support progress toward the finalization of definitive financing documentation for the Company’s proposed loan under the U.S. Department of Energy’s Advanced Technology Vehicles Manufacturing Program (the “DOE Loan”).

Completion of Rochester Hub Technical Review Regarding MHP Scope

Since October 2023, Li-Cycle has been engaged in a comprehensive review of the Rochester Hub, including its scope, financing strategy and timing, which has focused on constructing, commissioning, and operating only those process areas needed to produce two key products, being lithium carbonate and MHP (the “MHP scope”), with the project, under the MHP scope, to be financed in part through the proposed DOE Loan. The Company has now completed its technical review of the MHP scope and confirmed the technical viability of the MHP scope through an internal study. Under the revised scope, the Rochester Hub is expected to produce up to approximately 8,250 dry Metric tonnes (“MT”) per annum of lithium carbonate and up to approximately 72,000 wet Metric tonnes (“WMT”) per annum of MHP. The Company has also advanced the go-forward execution plan for the Rochester Hub project, and refined cost estimates with the local market to evaluate the project’s total cost estimate.

Li-Cycle has previously entered into a series of commercial agreements with each of Glencore and Traxys. The Amended Commercial Agreements now provide for the off-take of 100% of the future MHP production from the Rochester Hub, which would be sold to and purchased by Glencore. Traxys would not have off-take rights in relation to such MHP production, but would become entitled to a fee of 2.5% of the proceeds of the sale of such MHP, over an adjusted term.

Amended & Restated Glencore Commercial Agreements

On May 31, 2022, the Company and Glencore entered into a suite of long-term commercial agreements to enable the Company to utilize Glencore’s expertise in sourcing the various feeds and products needed to support the efficient operation of its “Spokes” and “Hubs”, and in marketing of various end-products and by-products from the Company’s Spokes and Hubs (collectively, as amended, the “Existing Glencore Commercial Agreements”), including: (i) a Master Commercial Agreement (subsequently joined by Li-Cycle U.S. Inc., Li-Cycle Europe AG and Li-Cycle APAC Pte. Ltd. (collectively, the “Sellers”) pursuant to a Joinder Agreement dated as of July 1, 2023, the “Existing Master Commercial Agreement”), (ii) an Amended and Restated Global Feed Sourcing Agreement; (iii) a Black Mass Off-Take Agreement; (iv) Black Mass Sourcing Agreement; (v) a Sulphuric Acid Supply Agreement; (vi) an End Products Off-Take Agreement; and (vii) a By-Products Off-Take Agreement (as amended by Amendment No.1 dated as of October 24, 2022, a gypsum sale waiver letter dated July 11, 2023 and an Assignment and Assumption Agreement dated as of July 1, 2023, the “Existing By-Products Off-Take Agreement”). Glencore is an affiliate of the Company with certain director nomination rights.

Under the Existing Glencore Commercial Agreements, should Li-Cycle successfully develop the Rochester Hub (or any other future Hub) under the MHP scope, then such MHP would constitute an “Other By-Product” under the terms of the Existing By-Products Off-Take Agreement, which stipulates that, where Li-Cycle wishes to offer for sale and Glencore wishes to purchase such material, Li-Cycle and Glencore shall in good faith discuss and seek to mutually define applicable commercial terms for the purchase and sale of such material.

The Company, the Sellers and Glencore have amended and restated the Existing By-Products Off-Take Agreement, effective November 1, 2024 (the “A&R By-Products Off-Take Agreement”), to provide that Li-Cycle will sell and Glencore will purchase 100% of the Sellers’ annual production of MHP worldwide from the Sellers’ future Hubs, as a “Glencore Committed By-Product”. The MHP from the Rochester Hub would be sold at prices based on the contained nickel and cobalt content in the MHP, at market rates based on reference commodity prices and market payabilities, with a deduction for refining charges.

In addition, Li-Cycle and Glencore have amended and restated the Existing Master Commercial Agreement, effective November 1, 2024 (the “A&R Master Commercial Agreement”), to specify that the term of the Existing Glencore Commercial Agreements shall extend to at least March 15, 2040. The A&R Master Commercial Agreement also reflect the parties’ agreement to extend the scope of the Existing Glencore Commercial Agreements to cover any materials produced for Li-Cycle or the Sellers under tolling agreements with third parties, which materials would be sold on substantially the same terms as such materials produced directly by Li-Cycle.

The foregoing descriptions of the A&R By-Products Off-Take Agreement and the A&R Master Commercial Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are in each case incorporated by reference herein.

Amended & Restated Traxys Commercial Agreements

The Company has previously entered into two marketing, logistics and working capital agreements with Traxys, covering the sale and purchase of certain materials produced at its North American Spokes and the Rochester Hub, consisting of: (1) the BLACK MASS - Amended and Restated Marketing, Logistics and Working Capital Agreement between Traxys and Li-Cycle Americas Corp. dated as of December 15, 2021, as amended by the Assignment and Assumption Agreement - Traxys Black Mass Agreement dated as of July 1, 2023, as further amended by the letter agreement dated March 25, 2024 (the “Existing Black Mass Agreement”), and (2) the REFINED PRODUCTS - Second Amended and Restated Marketing, Logistics and Working Capital Agreement between Traxys and Li-Cycle Americas Corp. dated as of December 15, 2021, as amended by the Assignment, Assumption & Joinder Agreement - Traxys Refined Products Agreement dated as of July 1, 2023, as further amended by the letter agreement dated March 25, 2024 (the “Existing Refined Products Agreement” and, together with the Existing Black Mass Agreement, the “Existing Traxys Commercial Agreements”).

Pursuant to the terms of the BLACK MASS - Second Amended and Restated Marketing, Logistics and Working Capital Agreement among Traxys, Li-Cycle U.S. Inc. and Li-Cycle Inc., dated October 30, 2024 (the “A&R Black Mass Agreement”) and the REFINED PRODUCTS - Second Amended and Restated Marketing, Logistics and Working Capital Agreement, among Traxys, Li-Cycle U.S. Inc. and Li-Cycle North America Hub Inc., dated October 30, 2024 (the “A&R Refined Products Agreement” and, together with the A&R Black Mass Agreement, the “A&R Traxys Commercial Agreements”), the Company and Traxys have amended and restated the Existing Traxys Commercial Agreements to, among other things, provide that, in the event that Li-Cycle implements the MHP scope, Li-Cycle shall pay a fee (the “MHP Fee”) to Traxys based on the final price received by Li-Cycle U.S. Inc. from the sale of MHP produced at the Rochester Hub; and that the term of the A&R Traxys Commercial Agreements will be adjusted, such that they will terminate on the later of: (A) seven years after the end of the month in which Li-Cycle has reached three consecutive months of production at the Rochester Hub of 95% or more of the nameplate annual processing capacity of 35,000 MT per annum of Black Mass throughput (being at least 2,770 MT per month of Black Mass throughput)1, and (B) (i) in the case where the Rochester Hub is first developed under the original sulphates scope, the end of the month in which Li-Cycle has delivered and Traxys has accepted for purchase certain specified volumes of Lithium Carbonate, Nickel Sulfate and Cobalt Sulfate (being in each case approximately 7 years’ production of such materials at nameplate capacity), or (ii) in the case where the Rochester Hub is first developed under the MHP scope, the end of the month in which Li-Cycle has delivered and Traxys has accepted for purchase the same specified volume of Lithium Carbonate only. The A&R Traxys Commercial Agreements also provide for optional use of an embedded working capital facility, and payment from Traxys to Li-Cycle within 90 days of delivery of the materials, as required to ensure alignment with the terms of the proposed DOE Loan.

The foregoing descriptions of the A&R Traxys Commercial Agreements are qualified in their entirety by reference to the full text of the A&R Traxys Commercial Agreements, copies of which are filed as Exhibits 10.3 and 10.4 hereto, respectively, and are in each case incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K (the “Report”) is incorporated by reference herein to this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On October 31, 2024, the Company issued a press release announcing the Company entered into the Amended Commercial Agreements. A copy of the Company’s press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended or the Exchange Act.

The following Exhibits are filed as part of this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1††	Amended and Restated Master Commercial Agreement, dated October 30, 2024, among Glencore Ltd., Li-Cycle Holdings Corp., Li-Cycle U.S. Inc., Li-Cycle Europe AG and Li-Cycle APAC Pte. Ltd.

10.2†††	Amended and Restated By-Products Off-Take Agreement, dated October 30, 2024, among Glencore Ltd., Li-Cycle Holdings Corp., Li-Cycle U.S. Inc., Li-Cycle Europe AG and Li-Cycle APAC Pte. Ltd.

[1]	35,000 MT per annum nameplate capacity x 0.95 / 12 months = 2,770 MT/month.

10.3††	BLACK MASS - Second Amended and Restated Marketing, Logistics and Working Capital Agreement among Traxys North America LLC (as Buyer), Li-Cycle U.S. Inc. (as Seller) and Li-Cycle Inc., dated October 30, 2024

10.4†††	REFINED PRODUCTS - Second Amended and Restated Marketing, Logistics and Working Capital Agreement, among Traxys North America LLC (as Buyer), Li-Cycle U.S. Inc. (as Seller) and Li-Cycle North America Hub Inc., dated October 30, 2024

99.1	Press Release of Li-Cycle Holdings Corp. dated October 31, 2024.

104	Cover Page Interactive Data File (formatted as inline XBRL).

†

Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

††

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, portions of this exhibit have been omitted because the Company customarily and actually treats the omitted portions as private or confidential, and such portions are not material and would likely cause it competitive harm if publicly disclosed. The Company will supplementally provide an unredacted copy of this exhibit to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LI-CYCLE HOLDINGS CORP.

	By:	/s/ Ajay Kochhar
	Name:	Ajay Kochhar
	Title:	President & CEO and Director

Date: October 31, 2024